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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

SANGSTAT MEDICAL CORPORATION:

We consent to the incorporation by reference in Registration Statement Nos. 33-77300 and 33-80155 on Forms S-8 and Nos. 33-91994, 33-96766 and 333-20301 on
Forms S-3 of SangStat Medical Corporation of our report dated January 29, 1997, appearing in this Annual Report on Form 10-K of SangStat Medical Corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP
-------------------------------
DELOITTE & TOUCHE LLP

San Jose, California
March 11, 1997